                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the  Registrant  [X]
Filed by a Party  other than the Registrant  [ ]
Check the appropriate box:
      [ ] Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
      [X] Definitive  Proxy Statement
      [ ] Definitive  Additional Materials
      [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           Engineering Animation, Inc.
                           ---------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X] No fee  required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
           1. Title of each class of securities to which  transaction applies:
           .....................................................................
           2. Aggregate number of securities to which   transaction    applies:
           .....................................................................
           3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           4. Proposed maximum aggregate value of transaction:
           .....................................................................
           5.  Total fee paid:
           .....................................................................
    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange  Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1.  Amount Previously Paid:
           ..............................................................
           2.  Form, Schedule or Registration Statement No.:
           ..............................................................
           3.  Filing Party:
           ..............................................................
           4.  Date Filed:
           ..............................................................

                                      E A I

                                     [Logo]

                           Engineering Animation, Inc.
                              2321 North Loop Drive
                                Ames, Iowa 50010

                                                                   May  26, 2000

Dear Fellow Stockholder:

         You are cordially invited to attend the Engineering Animation, Inc. Annual Meeting of Stockholders at the Embassy Suites Hotel, 101 East Locust Street, Des Moines, Iowa 50309 on Thursday, June 29, 2000 at 1:30 PM Central time. The attached Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting and provide other information concerning EAI that you should be aware of when you vote your shares.

         The principal business of the Annual Meeting will be to elect one director and to ratify the appointment of our independent public auditors.

         It is important that your shares are represented at the Annual Meeting, whether or not you plan to attend. To ensure that you will be represented, we ask that you sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. If your bank or broker offers telephone or Internet voting and you choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

         If you are planning to vote in person at the Annual Meeting and you own your stock in "street name," please remember that you must bring an account statement or letter indicating that you were the beneficial owner of the shares on May 10, 2000. Otherwise, you will not be able to vote in person at the meeting.

         On behalf of the Board of Directors and management, I would like to express our appreciation for your continued interest in EAI.

                                   Sincerely,


                                   Matthew M. Rizai
                                   Chairman, Chief Executive
                                   Officer & Treasurer

                           Engineering Animation, Inc.

                              2321 North Loop Drive
                                Ames, Iowa 50010

               -------------------------------------------------

                    Notice of Annual Meeting of Stockholders

               -------------------------------------------------

                             Thursday, June 29, 2000
                              1:30 PM Central Time

                              Embassy Suites Hotel
                             101 East Locust Street
                             Des Moines, Iowa 50309

         The purpose of our Annual Meeting is to:

                1. elect one director for a three-year  term; and
                2. ratify the appointment of KPMG LLP as our independent public auditors for fiscal 2000.

         You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on May 10, 2000. Our Annual Report for the fiscal year ended December 31, 1999 is enclosed.

         You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

                                  By Order of the Board of Directors,

                                  Jamie A. Wade
                                  Secretary

May 26, 2000

                           Engineering Animation, Inc.

                ------------------------------------------------

                                 Proxy Statement

                ------------------------------------------------

                                Table of Contents

                                                                            Page

         General Information...............................................    2

         Election of Directors.............................................    4

         Meetings and Committees of the Board of Directors.................    5

         Director Compensation.............................................    5

         Ownership of EAI Common Stock.....................................    5

         Section 16(a) Beneficial Ownership Reporting Compliance...........    6

         Executive Compensation............................................    6

         Report of the Compensation Committee of the Board of Directors....    9

         Company Performance...............................................   11

         Employment and Severance Arrangements.............................   11

         Proposal to Ratify the Appointment of Independent Public Auditors.   12


                           Annual Report on Form 10-K

         You may obtain a free copy of our Annual Report on Form 10-K for the year ended December 31, 1999, including schedules, that is on file with the Securities and Exchange Commission (SEC). Please contact Maribeth Waldman, Senior Manager of Communication Services, at Engineering Animation, Inc., 2321 North Loop Drive, Ames, Iowa 50010, or contact eaii@eai.com by e-mail. You can also access our SEC filed reports through our Web site at www.eai.com/corporate/investor.

         This proxy statement and form of proxy are first being sent to stockholders on or about May 26, 2000.

                               General Information


         Engineering Animation, Inc.'s Annual Meeting of Stockholders will take place on Thursday, June 29, 2000 at 1:30 PM Central time at the Embassy Suites Hotel, 101 East Locust Street, Des Moines, Iowa 50309. We are requesting that you vote on the following items and any other business that is properly raised at the meeting, if a quorum is present:

         *    the election of one director for a three-year term; and

         *    the ratification of KPMG LLP as our independent public auditors.

Voting Procedure

         Each share of EAI common stock that you own entitles you to one vote. Stockholders at the close of business on May 10, 2000 (the record date) are entitled to vote at the 2000 Annual Meeting. You may vote by signing, dating and mailing your proxy in the enclosed postage paid envelope. You also may vote by telephone or over the Internet if you hold your shares through a bank or broker that offers either of those options.

         If you attend the Annual Meeting in person, you may pick up a ballot when you arrive. If your shares are held in the name of your broker, your bank or another nominee, you must bring an account statement or letter from them indicating that you were the beneficial owner of the shares on May 10, 2000; otherwise, you will not be able to vote in person at the meeting.

         You can change your vote by revoking your proxy at any time before it is exercised by:

        * notifying our Secretary in writing before the Annual Meeting that you are revoking your proxy;

        * submitting another proxy with a later date;

        * voting by telephone or Internet after you have given your proxy;  or

        * voting in person at the Annual Meeting, but make sure you follow the instructions set out above for voting at the Annual Meeting.

What Your Vote Means

         Quorum - A quorum is the presence, in person or by proxy, of the holders of not less than one-third of the shares entitled to vote at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the meeting. As of the record date, there were 12,040,531 shares of EAI common stock outstanding and entitled to vote at the Annual Meeting.

         Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for a proposal because the brokers do not have voting authority and have not received voting instructions from you (so-called "broker non-votes") are considered "shares present" for purposes of determining whether a quorum exists. Broker non-votes are not considered as shares voted and will not affect the outcome of the vote.

         Election Of Director - The director nominee who receives the highest number of votes will be elected. If you do not want to vote your shares for the nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. Abstentions do not affect the outcome of the vote.

         Ratification Of Independent Public Auditors - Although we are not required to submit the appointment of our auditors to a vote of stockholders, we believe that it is appropriate to ask you to ratify the appointment. Ratification of KPMG LLP as our independent public auditors requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting. Abstentions have the same effect as votes "against" the proposal, since they result in fewer votes for approval.

Unmarked Proxy Card or Other Items Coming Up at the Meeting

         If you sign, date and return your proxy card but do not indicate how you want to vote, you give discretionary voting authority to Matthew M. Rizai and Robert M. Nierman to vote on the items discussed in these proxy materials. In such a case, your vote will be cast FOR the director nominee and FOR the ratification of our independent public auditors.


         When you return a signed and dated proxy card or provide your voting instructions by telephone or Internet, you give Dr. Rizai and Mr. Nierman the discretionary authority to vote on your behalf on any other item that is properly brought at the Annual Meeting.


Cost of Proxy Solicitation

         We will pay all of the costs of soliciting the proxies for the 2000 Annual Meeting. We will ask brokerage houses and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of EAI common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

Shareholder Proposals and Director Nominees

         You should send any proposal or director nomination for next year's annual meeting to our Corporate Secretary at the address on the cover of this Proxy Statement.


         Proposals - If you wish to submit a shareholder proposal for the 2001 Annual Meeting, you must send it in writing so that we receive it on or after December 27, 2000, but on or before January 26, 2001. Our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of EAI stock that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. In addition, to be included in the proxy statement for the meeting, your proposal must comply with the proxy rules of the SEC.


         Director Nominee - If you wish to submit a nomination for a director of EAI for the 2001 Annual Meeting, we must receive it in writing on or after January 30, 2001, but on or before March 1, 2001. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of EAI stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nomination; (4) any other information that would be required by the SEC for inclusion in a proxy statement; and (5) the nominee's consent to serve as a director if elected.

                              Election of Director

         Five directors serve on EAI's Board of Directors. The directors are divided into three classes. At this year's Annual Meeting, you are being asked to elect one director to serve for a term of three years or until a qualified successor director has been elected. The nominee, Jamie A. Wade, is currently an EAI director. The remaining four directors (Matthew M. Rizai, Martin J. Vanderploeg, Michael M. Crow and Laurence J. Kirshbaum) will continue to serve on the Board as described below.

         Your shares will be voted as you specify on your proxy card or voting instruction form. If you do not specify how you want your shares voted, we will vote them FOR the election of Mr. Wade. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for the nominee, your shares will be voted FOR that other person. The Board does not anticipate that the nominee will be unable to serve. The nominee and continuing directors have provided the following information about themselves.

Nominee

Jamie A. Wade                        Age:  51              Director since:  1995

     Mr. Wade has served as Vice President of Administration and General Counsel since June 1994 and Secretary since November 1995. From 1983 to 1994, Mr. Wade was a partner with Davis, Hockenberg, Wine, Brown, Koehn & Shors, P.C., a Des Moines law firm. Mr. Wade earned a J.D. from Drake University Law School and a B.A. from Drake University College of Business.

 -------------------------------------------------------------------------------
              The Board of Directors unanimously recommends a vote
                FOR the election of Jamie A. Wade as a director.
 -------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Directors Continuing Until 2001 Annual Meeting

Martin J. Vanderploeg, Ph.D.         Age:  43              Director since:  1988

     Dr. Vanderploeg co-founded EAI in 1988. He has served as Executive Vice President since October 1993, as Secretary from June 1990 until November 1995 and as a Co-General Manager of the Software Division from October 1997 until August 1999. His prior experience includes serving as a faculty member in mechanical engineering at Iowa State University and performing contract research for a number of large corporations. Dr. Vanderploeg earned a Ph.D. in Mechanical Engineering from Michigan State University.

Laurence J. Kirshbaum                Age:  55              Director since:  1995

     Mr. Kirshbaum has been Chairman of Time Warner Trade Publishing since 1997. From 1984 to 1997, he was President and CEO of Warner Books Inc., a subsidiary of Time Warner Inc. Mr. Kirshbaum is a director of Hoover's, Inc., an Internet provider of company and industry information. Mr. Kirshbaum earned a B.A. from the University of Michigan.
--------------------------------------------------------------------------------

Directors Continuing Until 2002 Annual Meeting

Matthew M. Rizai, Ph.D.              Age:  43              Director since:  1990

     Dr. Rizai has been Chairman and Chief Executive Officer since June 1990. He has been Treasurer since November 1995. He was President from June 1990 until November 1999. Dr. Rizai's prior experience includes serving as an associate with a venture capital firm, a senior research engineer with General Motors Corporation and a development engineer with Ford Motor Company. Dr. Rizai earned a Ph.D. in Mechanical Engineering from Michigan State University and an M.B.A. from the University of Chicago.

Michael M. Crow, Ph.D.               Age:  44              Director since:  1991

     Dr. Crow has been Executive Vice Provost at Columbia University since August 1991. Dr. Crow served as the Director of the Institute for Physical Research and Technology and the Office of Science Policy and Research at Iowa State University from July 1985 to June 1991. Dr. Crow earned a Ph.D. in Public Administration (Science and Technology Policy) from Syracuse University.

                         Meetings and Committees of the
                               Board of Directors

         The Board of Directors met twelve times during 1999. In addition to meetings of the full Board, some directors attended meetings of Board committees. The Board has standing audit and compensation committees. Each director attended or participated by telephone in greater than 75% of the aggregate of the meetings of the Board and of the committees on which he served.

     The Audit Committee recommends the independent public auditors to the Board and oversees our accounting and audit functions. Drs. Rizai and Crow and Mr. Kirshbaum are the members of the Audit Committee. The Committee met three times during 1999.

     The Compensation Committee determines executive officers' salaries, bonuses and other compensation. Dr. Crow and Mr. Kirshbaum are the members of the Compensation Committee. The Committee met three times during 1999.


                              Director Compensation

         Directors who are EAI employees receive no fees for their services as directors. Non-employee "outside" directors receive an annual retainer of $20,000, and a fee of $1,000 and reimbursement of expenses for each Board and committee meeting they attend.

         Outside directors participate in the Non-Employee Directors Stock Option Plan. The Chairman of the Board, Matthew Rizai, administers this plan. Each non-employee director receives an initial option to purchase 7,500 shares of EAI common stock in the year he or she joins the Board and an option to purchase an additional 7,500 shares for each subsequent year he or she serves. The options have a fifteen-year term and an exercise price equal to the fair market value of EAI common stock on the date the option is granted. The initial options granted under the plan become exercisable in four equal annual installments, with the first increment becoming exercisable immediately. Subsequent options are exercisable when they are granted. Directors may only transfer the options by will or by the laws of descent and distribution.

                          Ownership of EAI Common Stock


         The following table shows how much EAI common stock the directors, the named executive officers and all executive officers and directors as a group beneficially owned as of May 10, 2000. The named executive officers include the Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during 1999. The table would also show all other persons we know to be beneficial owners of more than 5% of EAI common stock; however, we do not know of any.

         Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a stockholder can vote or transfer and stock options that are exercisable currently or that become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding EAI common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. The stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.


-------------------------------------------------- ---------------------- ----------------------- -------------
                                                                              Stock Options
                                                         Shares of         Exercisable as of or
                                                        Common Stock        Within Sixty Days       Percent
Named Executive Officers and Directors                     Owned              After 5/10/00         of Class
-------------------------------------------------- ---------------------- ----------------------- -------------
Matthew M. Rizai  (1)                                      467,639  (2)            319,289            6.4%
-------------------------------------------------- ---------------------- ----------------------- -------------
Robert M. Nierman                                            -                      56,250             *
-------------------------------------------------- ---------------------- ----------------------- -------------
Martin J. Vanderploeg (1)                                  378,026                 408,903            6.3%
-------------------------------------------------- ---------------------- ----------------------- -------------
Jamie A. Wade                                               44,049  (3)             20,100             *
-------------------------------------------------- ---------------------- ----------------------- -------------
Jerome M. Behar (4)                                            150                  66,250             *
-------------------------------------------------- ---------------------- ----------------------- -------------
Michael M. Crow                                             63,948                  25,200             *
-------------------------------------------------- ---------------------- ----------------------- -------------
Laurence J. Kirshbaum                                        -                      23,250             *
-------------------------------------------------- ---------------------- ----------------------- -------------
All directors and executive officers as a group
   (10 persons)                                          1,419,769                 953,367           19.3%
-------------------------------------------------- ---------------------- ----------------------- -------------

[FN]
*Less than one percent

(1) Address: c/o Engineering Animation, Inc., 2321 North Loop Drive, Ames, Iowa 50010.
(2)   Held by the Matthew Rizai Family Limited Partnership.
(3)   Includes 6,249 shares held in Mr. Wade's Individual Retirement Account.
(4)   Mr. Behar's employment at EAI ended February 29, 2000.


                       Section 16(a) Beneficial Ownership
                              Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership of EAI common stock with the SEC. Based on a review of copies of these reports provided to us during 1999, we believe that all filing requirements were met.

                             Executive Compensation

         The table on the following page summarizes the before-tax 1999 compensation for the Chief Executive Officer and the other four most highly compensated executive officers of EAI.


                           Summary Compensation Table

                                                                                      Long-Term
                                                                                    Compensation
                                                                                    ------------
                                                                                     Number of
                                                                                     Securities
                                                         Annual Compensation         Underlying          All Other
Name and Principal Position                 Year     Salary ($)        Bonus ($)       Options         Compensation ($)
---------------------------                 ----     ---------- ------------------- -------------      ----------------
Matthew M. Rizai                           1999         395,000                -       320,000 (1)         10,153 (2)
    Chief Executive Officer                1998         295,000          200,000        60,000              8,569 (2)
    and Treasurer                          1997         235,000          205,000             -              8,062 (2)

Robert M. Nierman                          1999         184,524          109,615       265,000              2,086 (4)
    Chief Operating Officer and
    President (3)

Martin J. Vanderploeg                      1999         395,000                -       320,000 (1)         10,153 (5)
    Executive Vice President               1998         295,000          200,000        60,000              8,483 (5)
                                           1997         235,000          205,000            -               8,062 (5)

Jamie A. Wade                              1999         200,000                -        28,000 (6)          3,958 (7)
    Vice President of Administration,      1998         155,000           40,000         6,000              2,746 (7)
    General Counsel and Secretary          1997         140,000           30,000             -              2,069 (7)

Jerome M. Behar                            1999         200,000                -         8,000 (6)          3,889 (8)
    Vice President of Finance              1998         150,000           50,000        13,500              3,658 (8)
    and Chief Financial Officer            1997          78,750           20,000        54,750              3,115 (8)

--------------------------------------------------------------------------------

[FN]

(1)  Includes 200,000 options cancelled in 1999.

(2) Consists of $6,953, $3,463 and $3,128 of premiums on a life insurance policy paid in 1999, 1998 and 1997, and $3,200, $5,106 and $4,934 of
     matching contributions by EAI to the Engineering Animation, Inc. Retirement Plan made in 1999, 1998 and 1997.

(3)  Mr. Nierman began working at EAI in May 1999.

(4)  Consists of premiums on a life insurance policy paid in 1999.

(5) Consists of $6,953, $3,463 and $3,128 of premiums on a life insurance policy paid in 1999, 1998 and 1997, and $3,200, $5,020 and $4,934 of
     matching contributions by EAI to the Engineering Animation, Inc. Retirement Plan made in 1999, 1998 and 1997.

(6) Includes 8,000 shares of performance based grants that fully lapsed on February 9, 2000, due to Company performance criteria not being met.

(7) Consists of $1,648, $686 and $609 of premiums on a life insurance policy paid in 1999, 1998 and 1997, and $2,310, $2,060 and $1,460 of matching contributions by EAI to the Engineering Animation, Inc. Retirement Plan made in 1999, 1998 and 1997.

(8) Consists of $689, $333 and $112 of premiums on a life insurance policy paid in 1999, 1998 and 1997, and $3,200, $3,325 and $750 of matching contributions by EAI to the Engineering Animation, Inc. Retirement Plan made in 1999, 1998 and 1997, and $2,253 paid in 1997 for taxable relocation expenses. Mr. Behar was employed from June 1, 1997 until February 29, 2000.

                              Option Grants in 1999

         This table provides information relating to the 1999 stock option grants to the executive officers listed in the Summary Compensation Table.


                                                 % of                                                  Potential
                                                 Total                                             Realizable Value at
                             Number of          Options                                               Assumed Annual
                             Securities        Granted to                                          Rates of Stock Price
                             Underlying        Employees         Exercise                              Appreciation
                              Options          in Fiscal          Price        Expiration            for Option Term
Name                          Granted (#)         Year          ($/Share)         Date            5% ($)         10% ($)
----------------         -----------------    ------------    -------------  -------------- -------------------------------
Matthew M. Rizai               120,000             6.71           44.25         2/09/09       5,575,500       5,841,000
                               200,000 (1)        11.18           19.69         6/28/09       4,134,480       4,331,360
                               -------            -----                                       ---------      ----------
           Total               320,000            17.89                                       9,709,980      10,172,360
                               =======            =====                                       =========      ==========

Robert M. Nierman              225,000            12.58           15.91         4/30/09       3,758,029       3,936,983
                                40,000             2.24            8.44         11/4/09         354,396         371,272
                                ------             ----                                       ---------      ----------
           Total               265,000            14.82                                       4,112,425       4,308,255
                               =======            =====                                       =========      ==========

Martin J. Vanderploeg          120,000             6.71           44.25         2/09/09       5,575,500       5,841,000
                               200,000 (1)        11.18           19.69         6/28/09       4,134,480       4,331,360
                               -------            -----                                       ---------      ----------
           Total               320,000            17.89                                       9,709,980      10,172,360
                               =======            =====                                       =========      ==========

Jamie A. Wade                    8,000 (2)         0.45           44.25         2/09/09         371,700         389,400
                                20,000             1.12            8.44        11/04/09         177,198         185,636
                               -------            -----                                       ---------      ----------
           Total                28,000             1.57                                         548,898         575,036
                               =======            =====                                       =========      ==========

Jerome M. Behar                  8,000 (2)         0.45           29.75         2/09/09         249,900         261,800
                               =======            =====                                       =========      ==========
--------------------------------------------------------------------------------

[FN]

(1)  Grant that was cancelled in 1999.

(2) Performance based grant that fully lapsed on February 9, 2000, due to Company performance criteria not being met.

                       Aggregated Option Exercises in 1999
                        and Fiscal Year-end Option Values

         This table provides information regarding the exercise of stock options during 1999 by the CEO and the other four most highly compensated executives. The "value realized" is calculated using the difference between the option exercise price and the price of our common stock on the date of exercise multiplied by the number of shares subject to the option. The "value of unexercised in-the-money options at fiscal year end" is calculated using the difference between the option exercise price and $8.75 (the last reported market price of our common stock on December 31, 1999) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.


                       Aggregated Option Exercises in 1999
                        and Fiscal Year-End Option Values

                                                                   Number of Securities                Value of Unexercised
                                                                  Underlying Unexercised               In-the-Money Options
                               Shares                              Options at FY-End (#)                   at FY-End ($)
                              Acquired on       Value       ----------------------------------   -----------------------------------
Name                         Exercise (#)    Realized ($)     Exercisable       Unexercisable     Exercisable        Unexercisable
-------------------------  --------------   -------------   ----------------------------------   -----------------------------------
Matthew M. Rizai                       -               -          274,289        180,000           1,149,349                    -
-------------------------  --------------   -------------   ----------------------------------   -----------------------------------
Robert M. Nierman                      -               -                -        265,000                   -               12,480
-------------------------  --------------   -------------   ----------------------------------   -----------------------------------
Martin J. Vanderploeg                  -               -          363,903        180,000           1,814,016                    -
-------------------------  --------------   -------------   ----------------------------------   -----------------------------------
Jamie A. Wade                     25,300         449,984           13,500         41,200 (1)          31,825               40,440
-------------------------  --------------   -------------   ----------------------------------   -----------------------------------
Jerome M. Behar                        -               -           28,571         45,499 (1)               -                    -
-------------------------  --------------   -------------   ----------------------------------   -----------------------------------

[FN]

(1) Includes 8,000 shares each of performance based grants that fully lapsed on February 9, 2000, due to Company performance criteria not being met.


                      Report of the Compensation Committee
                            of the Board of Directors

         The Compensation Committee of the Board of Directors is composed of two outside directors. The Committee recommends our executive officers' compensation to the Board. It also approves the terms of executive employment and severance arrangements, and administers and approves the stock option grants under the Stock Option Plan and the 1997 Non-Qualified Stock Option Plan.

         The Committee's goals are to:

         * motivate executive officers to create value for EAI's stockholders through compensation incentives that are tied to EAI's operating and stock market performance;

         * reward executives for both individual performance and EAI's performance;

         * provide compensation and benefits at levels that enable EAI to attract and retain high-quality professionals; and

         * align the interests of EAI's officers and directors with stockholder interests by using stock options as an element of compensation.

Executive Compensation Programs: Executive officer compensation is composed of base salary, a cash bonus and stock options. The Committee believes that EAI's stockholders are best served by emphasizing the cash bonus and stock option elements of compensation since doing so aligns the executive officers' interests with stockholder interests.

         Base Salary. The Board considers the Committee's recommendations and the terms of executive employment agreements in setting annual base salaries for executives. In making its recommendations, the Committee reviews historical compensation levels of the executives, and their past and potential future performance. In determining base salaries, the Committee considers compensation information of comparable companies in the industry, but does not use any particular indices.

         Cash Bonus. Executives may receive cash bonuses during and after the end of each fiscal year. These bonuses depend primarily on EAI's financial performance and the achievement of corporate objectives established by the Committee at the beginning of each fiscal year. Executives involved in sales and marketing activities may also receive commissions on sales of EAI's products and services. In determining bonuses for the 1999 fiscal year, the Committee considered individual performance goals as well as EAI's net income, revenues and business unit sales. The Committee considers compensation information of comparable companies in the industry to establish appropriate bonuses but does not use any particular indices.

         Stock Options. Executives generally receive stock options through initial option grants at the time of hire and periodic additional option grants. EAI's practice has been to set the exercise price of stock options at the fair market value of EAI common stock on the date the option is granted and to provide vesting provisions based upon EAI's financial performance, performance of the business unit and, if such performance provisions are met, vesting over a period of years. The Committee believes that stock options effectively align the long-term interests of executives and stockholders since the executives realize gains on option exercises only if the performance and longevity provisions are met and only if EAI's stock price increases over the fair market value at the date of grant.

         In determining the amount of option grants, the Committee evaluates the executive's job level, responsibilities for the upcoming fiscal year, responsibilities for prior years and the size of awards received in prior years relative to EAI's overall performance. Options generally become exercisable over a period of four years, beginning on the first anniversary of issuance. From time to time, EAI issues options to executives that are immediately exercisable.

         The performance based stock option grants awarded to the executive officers in 1999 were cancelled because the 1999 performance criteria were not met. Additionally, stock options granted to Drs. Rizai and Vanderploeg in 1999 were cancelled.


Chief Executive Officer Compensation: The Committee evaluates the CEO's performance and determines his compensation in accordance with the factors that apply to executive officers generally. The CEO's base salary for 1999, as shown in the Summary Compensation Table, represented a 34% increase over 1998. This increase was based on comparison to compensation of CEOs in comparable companies in the industry and upon the financial performance of EAI during 1998.


Deductibility of Executive Compensation: Internal Revenue Code Section 162(m) limits the deductibility by EAI of compensation in excess of $1,000,000 paid to each of the CEO and the other four most highly compensated executive officers. Certain "performance based compensation" is not included in compensation counted for purposes of the limit. The Committee has attempted to structure EAI's compensation programs to preserve full deductibility and will continue to assess the impact of Section 162(m) on its compensation practices.

                                  Compensation Committee

                                  Michael Crow
                                  Laurence Kirshbaum

                               Company Performance

         This graph shows a comparison of cumulative total returns for EAI, The Nasdaq Stock Market, Inc.-U.S. and a group of public companies in the H&Q Computer Software Index from February 29, 1996 (the date EAI common stock was first offered to the public) through December 31, 1999. The graph assumes an initial investment of $100 and the reinvestment of dividends.

[PERFORMANCE GRAPH]


                             Cumulative Total Return

                                           2/29/96      12/31/96      12/31/97     12/31/98     12/31/99
--------------------------------------- ------------- ------------ ------------- ------------ ------------
Engineering Animation, Inc.                 $100         $135         $256          $450          $73
--------------------------------------- ------------- ------------ ------------- ------------ ------------
The Nasdaq Stock Market, Inc.-U.S.           100          118          144           204          368
--------------------------------------- ------------- ------------ ------------- ------------ ------------
H&Q Computer Software Index                  100          117          141           184          419
--------------------------------------- ------------- ------------ ------------- ------------ ------------



                      Employment and Severance Arrangements

         Our employment agreements with the named executive officers generally state an executive's initial compensation and bonus and provide the mechanism for future adjustments. The initial termination dates of recent employment agreements have been two years, with amendments to expiring agreements extending the terms until December 31, 2003.

         We also have severance arrangements with the named executive officers. Under these arrangements, executive officers would receive a lump sum payment equal to the sum of the base salary and bonus paid to them in the prior year. Drs. Rizai and Vanderploeg's agreements provide for two-times this amount. Mr. Nierman would receive three-times his then current annual salary and bonus, or two-times this amount if a change in control occurred after the first 18 months of his employment. Each of the arrangements also provides for additional employee benefits and earned bonuses. The vesting of stock options held by Drs. Rizai and Vanderploeg and Mr. Nierman would accelerate, with registration rights.

         Severance is triggered if we terminate an executive's employment without cause or if an executive terminates employment for good reason, which includes a change in control. In some instances, severance is payable upon an executive's death or permanent disability. Mr. Nierman's severance would trigger if he were to terminate his employment for good reason or there were a change in control.

        Proposal to Ratify the Appointment of Independent Public Auditors

         Upon the recommendation of the Audit Committee, the Board of Directors appointed KPMG LLP as the independent public auditors to examine our financial statements for the fiscal years ending December 31, 1999 and 2000. Ernst & Young LLP (E&Y) had served as our independent public auditors since 1991.

         E&Y resigned as our independent public auditors on February 29, 2000. After consultation with the SEC, E&Y determined that, as a result of certain bookkeeping work they had performed at three of our European subsidiaries, they could not meet the strict, SEC enforced technical requirements for auditor independence. On March 1, 2000, we appointed KPMG LLP as our independent public auditors.

         The audit reports of E&Y on our consolidated financial statements for the fiscal years ended December 31, 1997 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of these years and the subsequent interim periods, we had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused E&Y to make reference in connection with their opinion to the subject matter of the disagreements. In addition, during that time there were no reportable events as defined in the applicable SEC regulations.

         During the fiscal years ended December 31, 1997, 1998 and 1999, and the subsequent interim period, we did not consult with KPMG regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on our consolidated financial statements. Since there were no disagreements or reportable events, we did not consult with KPMG in respect to these matters during that time.

         Prior to initially filing this information with the SEC, we provided E&Y with a copy and requested they furnish us with a letter addressed to the SEC. That letter was filed with the SEC.

         Although we are not required to do so, given the recent change in our auditors, we believe that it is appropriate to request that stockholders ratify the appointment of our auditors. A representative of KPMG will be present at the annual meeting. KPMG will be given the opportunity to make a statement and will be available to respond to appropriate questions. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and the Board will reconsider the appointment.

--------------------------------------------------------------------------------

              The Board of Directors unanimously recommends a vote
                FOR ratification of the appointment of KPMG LLP.

--------------------------------------------------------------------------------

                                        By Order of the Board of Directors,

                                        Jamie A. Wade
                                        Secretary

                                                                      Appendix A

[X}    Please mark your   [                                                [7517
       votes as in this
       example.
     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each proposal.

                 FOR     WITHHELD                                                                        FOR     AGAINST   ABSTAIN
1. Election of   [  ]      [  ]  Nominee: Jamie A. Wade  2. Ratification of the appointment of KPMG LLP   [ ]       [ ]       [ ]
   Director.                                                as independent accountants.
                                                         3. In the  discretion of the proxies named herein,  the proxies are authorized to vote upon other matters as are properly brought before the meeting.
                                                                                                          YES       NO
                                                            I PLAN TO ATTEND THE MEETING                  [ ]       [ ]

                                                            Change of Address/                            [ ]
                                                            Comments on Reverse Side.



SIGNATURE(S)                                                    DATE
            ----------------------------------------------------    ------------


NOTE: Please sign exactly as name appears hereon. Joint owners         The signer hereby revokes all proxies heretofore given by the
should each sign. When signing  as attorney, executor,                 signer to vote at said meeting or any adjournments thereof.
administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -



                                      EAI

                                     [LOGO]


                          Engineering Animation, Inc.


                         Annual Meeting of Stockholders
                                 June 29, 2000
                                   1:30 p.m.
                              Embassy Suites Hotel
                                101 E Locust St.
                             Des Moines, Iowa 50309



--------------------------------------------------------------------------------

                          ENGINEERING ANIMATION, INC.
                                   PROXY CARD
   Proxy for the Annual Meeting of Stockholders to be Held on June 29, 2000.
          This Proxy is Solicited on Behalf of the Board of Directors.

P The undersigned hereby constitutes and appoints Matthew M. Rizai and Robert M. Nierman, and each of them, true and lawful agents and
R proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the
O undersigned is entitled to vote at the Annual Meeting of Stockholders of Engineering Animation, Inc. to be held on June 29, 2000, and at any
X and all adjournments and postponements thereof, on all matters before such meeting.
Y
        THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE.  HOWEVER,
        IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE FOR DIRECTOR AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

        THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

       --------------------------------------------------------------------
       PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
       --------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?
____________________________________            ________________________________
____________________________________            ________________________________
____________________________________            ________________________________

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -